SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
X	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Advisor Series VII
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity Investments

ABSTAIN: VERBAL VOTE SCRIPT

Hello, may I speak to Mr. / Ms. (Shareholder). My name is ___________; I am calling from D.F. King on behalf of Fidelity Investments with regard to your holdings in Fidelity ______ Fund. The Special Meeting of Shareholders of the Fund scheduled for September 20th has been adjourned until September 28th.

Mr. / Ms. (Shareholder) you previously voted to abstain with respect to proposal number[s] X [and Y] on the proxy card. [That is/these are] the XXXX [and YYY] Proposal[s]. It has been our experience that shareholders may not fully understand [this/these] proposal[s] and so they abstain. We are calling today to assist with any questions you may having regarding proposal number[s] X [and Y] on the proxy card. Your Board of Trustees recommends that you vote "FOR" proposal[s] X [and Y].

Mr. / Mrs. (Shareholder), would you like to follow the recommendation of Fidelity ______ Fund's Board of Trustees?

IF NO: Thank you for your time. If you have any questions, please call us at 1-800-XXX-XXXX.

(END CALL WITH APPROPRIATE DISPOSITION)

IF YES:

Begin the Vote

First, I'll reintroduce myself. My name is __________, calling from D.F. King & Co., Inc. on behalf of the Fidelity Investments. Today's date is __________ and the time is __________.
May I please have your full name? If shareholder is an entity, may I please have your title? Can you confirm that you are authorized to direct the voting of these Fidelity Fund shares?
May I please have your address?
May I have only the last 4 digits of your social security number? (If shareholder is an entity, ask for Tax Identification Number)

Input the last 4 digits of the SSN. You may not proceed without this information. If the shareholder refuses to give this information, explain that it is for security purposes only, to assure that only the proper person can vote his shares. However, if the shareholder continues to resist, you have no choice but to politely end the call and remind him/her of the other methods he/she can use to cast his/her vote.

Have you received the proxy materials?

Actual Voting

Your Board Members are asking you to consider a proposal which they have studied carefully. They recommend that you vote in favor of the proposal. Would you like to vote in favor of the proposal as recommended by your Board?

If you are required to read the proposal individually, end each proposal by saying, "Your Board recommends that you vote in favor. How would you like to vote?" For most proposals, the valid responses are
F = For proposal.
A = Against proposal.
B = Abstain.
For Director voting, the only valid responses are:
F = For at least one or more of the nominees.
W = Withhold authority for all nominees.

Closing

I have recorded your votes. You have voted __________. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it onto the fund. In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.

Important information to help you understand and vote on the proposals

Please read the full text of the proxy statement. Below is a series of questions and answers relating to the proposals to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposals am I being asked to vote on?

You are being asked to elect a Board of Trustees.

You may also be asked to vote on proposals related to the upcoming restructuring of the Fidelity Advisor Focus Funds product line. Shareholders of Advisor Consumer Industries, Advisor Cyclical Industries, Advisor Telecommunications & Utilities Growth, Advisor Developing Communications, and Advisor Natural Resources are being asked to modify certain fundamental policies in connection with the restructuring.

Why is Fidelity restructuring the Advisor Focus Funds product line?

Restructuring the Advisor Focus Fund product line will provide shareholders and investors with improved clarity among the products and a greater ability to evaluate performance of the funds. It is intended to better align the funds' investment goals with standard industry descriptions and to facilitate the adoption of more specific benchmark indexes. Once restructured, Fidelity's sector funds generally will align under 7 major sectors: Consumer Discretionary, Energy, Financials, Health Care, Industrials, Information Technology, and Utilities. These are consistent with the 7 of the 10 major sectors in the widely recognized Global Industry Classification Standard (GICS), developed by Standard & Poor's (S&P) and Morgan Stanley Capital International (MSCI). Our industry-level funds will represent a specific subset of a broader sector fund. The funds will adopt new benchmarks from MSCI. In addition, Fidelity will consider adding consumer staples, materials, and telecommunication services funds to the Advisor Focus Funds product line in the future.

How does the restructuring relate to this proxy statement?

Fidelity is restructuring the Advisor Focus Funds product line. The restructuring affects all of these funds. For several of the funds, the restructuring involves only benchmark changes, which can take place without shareholder approval.

For Advisor Consumer Industries, Advisor Cyclical Industries, Advisor Telecommunications & Utilities Growth, Advisor Developing Communications, and Advisor Natural Resources, the restructuring involves fundamental investment policy changes. These funds also are changing their names and (except for Telecommunications & Utilities Growth) name test policies. Fundamental policies require shareholder approval to change. The proxy proposals discuss these changes in detail.

What does the restructuring mean for the funds that are not presenting proxy proposals?

For Advisor Biotechnology, Advisor Electronics, Advisor Financial Services, Advisor Health Care, and Advisor Technology, the restructuring involves only changes to their benchmark indices and does not require any changes to fundamental policies. Changes for these funds do not require shareholder approval and are shown below.

Fidelity Advisor Focus Fund	\\\\\\\\\\\\\\\\\\\	New Benchmark Index (does not require shareholder approval)
Advisor Biotechnology		MSCI US Investable Market Biotechnology Index
Advisor Electronics		MSCI US Investable Market Semiconductors & Semiconductor Equipment Index
Advisor Financial Services		MSCI US Investable Market Financials Index
Advisor Health Care		MSCI US Investable Market Health Care Index
Advisor Technology		MSCI US Investable Market Information Technology Index

When will this restructuring take place?

We expect the restructuring of the product line to take place on the first day of the month following shareholder approval of the proposals in the proxy statement.

What is happening to Fidelity Advisor Consumer Industries Fund?

We propose to narrow Advisor Consumer Industries' policies to focus on companies engaged in the manufacture and distribution of consumer discretionary products and services. Consumer discretionary companies are a subset of the broader consumer industries sector, which is generally made up of consumer discretionary and consumer staples companies. The fund will be benchmarked to the MSCI US Investable Market Consumer Discretionary Index and renamed Fidelity Advisor Consumer Discretionary Fund.

What is happening to Fidelity Advisor Cyclical Industries Fund?

The proposed modifications to Advisor Cyclical Industries will narrow its focus to invest primarily in companies engaged in the research, development, manufacture, distribution, supply, or sale of industrial products, services, or equipment. The industrials and materials industries are considered subsets of the current cyclical industries sector. The fund will be benchmarked to the MSCI US Investable Market Industrials Index and renamed Fidelity Advisor Industrials Fund.

What is happening to Fidelity Advisor Natural Resources Fund?

We propose to narrow the policies of Advisor Natural Resources so that it invests primarily in companies in the energy field, including the conventional areas of oil, gas, electricity and coal, and newer sources of energy such as nuclear, geothermal, oil shale and solar power. Energy companies are a subset of the broader natural resources sector, which is generally made up of energy and materials companies. We further propose to change the fund's investment objective from "long-term growth of capital and protection of purchasing power of shareholders' capital" to "capital appreciation." An objective of capital appreciation is more appropriate for a fund that focuses on a specific market sector, such as energy, and is consistent with the objectives of the other funds in the product line. The fund will be benchmarked to the MSCI US Investable Market Energy Index and renamed Fidelity Advisor Energy Fund.

I also received an "Important Notice Regarding Changes in Investment Policies." What is this?

This separate notice pertains to changes in the "name test" policy for certain Advisor Focus Funds. The name test is a fund's policy to invest at least 80% of its assets in investments in a particular industry or group of industries. We are legally required to give shareholders at least 60 days' advance notice of a change in a fund's name test policy. The proposed name test policy changes for Advisor Consumer Industries, Advisor Cyclical Industries, Advisor Developing Communications, and Advisor Natural Resources will take effect on the first day of the month following shareholder approval of the proposals contained in the proxy statement.

What role does the Board play?

The Trustees serve as the fund shareholders' representatives. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including approving policy changes. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the fund. The Board of Trustees has unanimously approved all of the proposals in the proxy statement and recommends that you vote to approve them.

What is the affiliation of the Board and Fidelity?

The purpose of the Board is to ensure that the shareholders' best interests are protected in the operation of a mutual fund. The Board consists of both "interested" trustees and "Independent" trustees. Trustees are determined to be "interested" by virtue of, among other things, their affiliation with the funds, trust, or various other entities under common control with Fidelity Management & Research Co. (FMR). Interested Trustees are compensated by FMR. Independent Trustees have no affiliation with FMR and are compensated by each individual fund. If approved by shareholders, the Board will consist of 13 individuals - three interested trustees and ten Independent trustees.

Are Board members paid?

Each Independent Trustee receives a fee for his or her service on the Board and participates in a deferred compensation plan. You can find the compensation table, which details these fees, in the proxy statement.

Who is D.F. King & Co., Inc.?

D.F. King is a third party proxy vendor that Fidelity hires to call shareholders and record proxy votes. In order to hold a shareholder meeting, quorum must be reached - which is a majority of the shares entitled to vote in person or by proxy at the shareholder meeting. If quorum is not attained, the meeting must adjourn to a future date. Fidelity attempts to reach shareholders via multiple mailings to remind them to cast their vote. As the meeting approaches, phone calls may be made to clients who have not yet voted their shares so that the shareholder meeting does not have to be postponed.

Voting your shares immediately will help minimize additional solicitation expenses and prevent the need to make a call to you to solicit your vote.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of each of the funds on the record date. The record date is July 24, 2006.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage-paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions. In addition, you may vote through the internet by visiting www.proxyweb.com/proxy and following the on-line instructions. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-877-208-0098.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."